                                                                     EXHIBIT 9.0

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (the "Agreement") is made as of the 6th day of December, 2003, by and among XATA CORPORATION, a Minnesota corporation (the "Company"), funds associated with Trident Capital, Inc. (collectively, "Trident"), and those certain holders of the Company's Common Stock listed on Exhibit A hereto (the "Major Stockholders" and together with Trident, each a "Stockholder" and collectively, the "Stockholders").

                                   WITNESSETH

         WHEREAS, the Major Stockholders are the beneficial owners of shares of the Common Stock of the Company (the "Major Stockholders Stock");

         WHEREAS, Trident is purchasing shares of the Company's Series B Preferred Stock (the "Preferred Stock") and warrants to purchase Common Stock (the "Warrants"), pursuant to that certain Common Stock Warrant and Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

         WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

         WHEREAS, in connection with the consummation of the Financing, the Company and the Stockholders have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. VOTING.

         1.1 STOCKHOLDER SHARES. The Stockholders each agree to hold all shares of voting capital stock of the Company (including but not limited to the Major Stockholders Stock, the Preferred Stock, all shares of Common Stock issued or issuable upon conversion of the Preferred Stock and all shares of Common Stock issued upon exercise of the Warrants) registered in their respective names or beneficially owned by them as of the date hereof and any and all other equity securities of the Company legally or beneficially acquired by each of the Stockholders after the date hereof (hereinafter collectively referred to as the "Stockholder Shares") subject to, and to vote the Stockholder Shares in accordance with, the provisions of this Agreement.

         1.2 ELECTION OF DIRECTORS.

                  (a) On all matters relating to the election and removal of directors of the Company, if (i) the holders of Series B Preferred Stock of the Company (the "Series B Preferred") no longer have the right to elect two (2) directors pursuant to Section 8 of the Company's Certificate of Designation of Preferences of Series B Preferred Stock filed on December 8, 2003 (the "Certificate of Designation") but (ii) Trident continues to hold the Required Number of Common Equivalents (as defined below), the Stockholders agree to vote all Stockholder Shares held by them (or the holders thereof shall consent pursuant to an action by



                                       1.

written consent of the holders of capital stock of the Company) so as to elect members of the Company's Board of Directors as follows:

                           (i) For so long as Trident continues to hold the
Required Number of Common Equivalents (as defined below), at each election of or action by written consent to elect directors, the Stockholders shall vote all of their respective Stockholder Shares so as to elect the Trident Designees described in Section 1.2(a)(ii) below. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a). Upon the request of Trident, each Stockholder agrees to vote its Stockholder Shares for the removal of either Trident Designee.

                           (ii) For the purposes of this Section 1.2, the
following definitions shall apply

                                    (1) "Trident Designees" shall mean (i) if
the authorized size of the Company's Board of Directors is eight (8) members or more, the Trident Designees shall consist of two (2) individuals that are nominated by Trident; or (ii) if the authorized size of the Company's Board of Directors is seven (7) members or less, the Trident Designees shall consist of
(x) one (1) individual nominated by Trident and (y) one (1) individual who is an industry representative not affiliated with the Company that is nominated by Trident and acceptable to a majority of the remaining members of the Board of Directors.

                                    (2) "Required Number of Common Equivalents"
shall mean at least 800,000 shares of Common Stock (which shall include (i) any shares of Common Stock issued to Trident or its affiliates, (ii) any shares of Common Stock issuable upon conversion of any Series B Preferred Stock held by Trident or its affiliates or (iii) any shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock held by Trident or its affiliates).

On all matters relating to the election and removal of directors of the Company, if (i) the holders of Series B Preferred are entitled to elect two (2) directors pursuant to Section 8 of the Company's Certificate of Designation and (ii) Trident continues to hold the Required Number of Common Equivalents, Trident agrees to vote all Series B Preferred held by it (or shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect the Trident Designees as defined in Section 1.2(a)(ii).

2. COMMITTEES. Upon the request of Trident, the Company shall use its best efforts to cause its Board of Directors to appoint at least one Trident Designee (as specified by Trident) to serve as a member of each committee of the Board of Directors, subject to any restrictions on committee membership that may be imposed by the Sarbanes-Oxley Act of 2002, Nasdaq (or other securities exchange on which the Company's securities are traded) and the Securities and Exchange Committee, or any similar restriction applicable to the Company.

3. INDEMNIFICATION AGREEMENTS. The Company shall enter into an indemnification agreement with each Trident Designee, in the form attached as EXHIBIT G to the Purchase Agreement.



                                       2.

4. FEES AND EXPENSES. The Company agrees that, for so long as Trident Designees are represented on the Board, the Company shall reimburse such Trident Designees for their reasonable out-of-pocket expenses incurred in attending meetings of the Board or otherwise acting on behalf of the Company at the request and direction of the Board.

5. TERMINATION.

         5.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

                  (a) ten (10) years from the date of this Agreement;

                  (b) the date on which Trident ceases to hold the Required Number of Common Equivalents; or

                  (c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company and (ii) holders of a majority of the shares of capital stock of the Company then held by Trident (on an as-converted into Common Stock basis).

6. TRANSFERS OF MAJOR STOCKHOLDER STOCK.

         6.1 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained herein, shares of Major Stockholder Stock that (i) are sold by a Major Stockholder in transactions effected on a national securities exchange or through the Nasdaq Stock Market (excluding block trades of 10,000 shares or more to a single purchaser) or (ii) are transferred as bona fide gifts or donations to charitable organizations, (each, a "Permitted Transfer") in either case, shall be transferred free and clear of any restrictions on voting as described herein. In the case of block trades of 10,000 shares or more to a single purchaser, and all other sales or transfers of Major Stockholder Stock that are not Permitted Transfers (each a "Restricted Transfer"), such transfers shall be permitted to be made free and clear of any restrictions on voting as described herein, provided that such Major Stockholder shall first grant to Trident the right of first refusal set forth in Section 6.2.

         6.2 RIGHT OF FIRST REFUSAL. If a Major Stockholder proposes to sell any Major Stockholder Stock in a Restricted Transfer (the "Restricted Transfer Shares"), Trident shall have a right of first refusal to purchase all (but not less than all) of such Restricted Transfer Shares. The Major Stockholder shall give Trident written notice (the "Transfer Notice") of its intention, describing the Restricted Transfer, the price at which such Major Stockholder is proposing to sell the Restricted Transfer Shares (the "Offer Price"), and the terms and conditions upon which such Major Stockholder proposes to issue the same. Trident shall have seven (7) days from the date of receipt of such Transfer Notice to agree to purchase all (but not less than all) of the Restricted Transfer Shares proposed to be sold, at the Offer Price and upon the other terms and conditions specified in the Transfer Notice by giving written notice to such Major Stockholder. If Trident elects to not exercise its right of first refusal as to such Restricted Transfer Shares, the Major Stockholder may sell the Restricted Transfer Shares to any person or persons at the Sale Price and upon the terms and conditions specified in the Transfer Notice.



                                       3.

7. MISCELLANEOUS.

         7.1 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         7.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

         7.3 AMENDMENT OR WAIVER. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company, (ii) holders of a majority of the shares of capital stock of the Company then held by Trident (on an as-converted into Common Stock basis) and
(iii) holders of a majority in interest of the Major Stockholder Shares. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

         7.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         7.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

         7.6 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Stockholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Stockholder Shares, as the case may be, for purposes of this Agreement.

         7.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.



                                       4.

         7.8 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         7.9 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.10 ATTORNEY'S FEES. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.11 NOTICES. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt. All communications shall be sent to the address of the holder as specified on the signature page hereto or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         7.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                       5.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPANY:

XATA CORPORATION



By:      /s/ Craig S. Fawcett
   ------------------------------------
         Craig S. Fawcett
         Chief Executive Officer


TRIDENT:

TRIDENT CAPITAL FUND-V, L.P.
TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.
TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.
TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.
TRIDENT CAPITAL PARALLEL FUND-V, C.V.


Executed on behalf of the forgoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:



     /s/ Christopher P. Marshall
---------------------------------------
(signature)


      Christopher P. Marshall
---------------------------------------
(print name)



                                VOTING AGREEMENT
                                 SIGNATURE PAGE

JOHN DEERE SPECIAL TECHNOLOGIES GROUP, INC.


By:   /s/ Charles R. Stamp, Jr.
   ------------------------------------


Name:      Charles R. Stamp, Jr.
     ----------------------------------


Title:   President
      ---------------------------------



                                VOTING AGREEMENT
                                 SIGNATURE PAGE

     /s/ William P. Flies
---------------------------------------
WILLIAM P. FLIES



WILLIAM P. FLIES REVOCABLE TRUST UA 11/14/96


By:      /s/ William P. Flies
   ------------------------------------


Name:    William P. Flies
     ----------------------------------


Title:   Trustee
      ---------------------------------



LINDA BERG FLIES REVOCABLE TRUST UA 11/14/96



By:      /s/ William P. Flies
   ------------------------------------


Name:    William P. Flies
     ----------------------------------


Title:   Trustee
      ---------------------------------



WILLIAM P. FLIES AND LINDA BERG FLIES, JT


         /s/ William P. Flies
---------------------------------------


         /s/ Linda Berg Flies
---------------------------------------



                                VOTING AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT A

                               MAJOR STOCKHOLDERS


John Deere Special Technologies Group, Inc.
William P. Flies
William P. Flies Revocable Trust UA 11/14/96
Linda Berg Flies Revocable Trust UA 11/14/96
William P. Flies and Linda Berg Flies, JT